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Exhibit 3.40

[STAMP]

CERTIFICATE OF INCORPORATION
OF
INSTITUTIONAL HEALTH CARE SERVICES, INC.

        The undersigned incorporator, an individual over the age of eighteen years, in order to form a corporation under the New Jersey Business Corporation Act, certifies as follows:

        1.    Name.    The name of the corporation is Institutional Health Care Services, Inc. (hereinafter called the "Corporation").

        2.    Purpose.    The Corporation may engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

        3.    Number of Shares.    The aggregate number of shares which the Corporation shall have authority to issue is: Five Thousand (5,000), all of which shall be Common Shares of the par value of One Dollar ($1.00) each.

        4.    Office and Registered Agent.    The address of the Corporation's initial registered office is c/o Multicare Management, Inc., 411 Hackensack Avenue in the City of Hackensack, County of Bergen and State of New Jersey. The name of its initial registered agent at that address is Daniel E. Straus.

        5.    Number of Directors; Names and Addresses of First Directors.    The number of directors constituting the first board of directors is two and the names and addresses of the persons who are to serve as such directors are:

Name	Address
Daniel E. Straus	c/o Multicare Management, Inc. 411 Hackensack Avenue Hackensack, NJ 07601
Moshael J. Straus	c/o Multicare Management, Inc. 411 Hackensack Avenue Hackensack, NJ 07601

        6.    Name and Address of Incorporator.    The name and address of the Incorporator are: Daniel E. Straus, 411 Hackensack Avenue, Hackensack, New Jersey 07601.

        7.    Duration.    The duration of the Corporation is to be perpetual.

        IN WITNESS WHEREOF, I have hereunto set my hand, this 21st day of August, 1986.

/s/ DANIEL E. STRAUS Daniel E. Straus, Incorporator

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  Exhibit 3.40
CERTIFICATE OF INCORPORATION OF INSTITUTIONAL HEALTH CARE SERVICES, INC.